Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-8 (No. 333-238604) of MGIC Investment Corporation of our report dated February 26, 2025 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in MGIC Investment Corporation's Annual Report on Form 10-K for the year ended December 31, 2024.
/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
May 2, 2025

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